                                                                EXHIBIT 99.d (3)
               NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON
                    STOCK OF CREDIT SUISSE ASSET MANAGEMENT
                       STRATEGIC GLOBAL INCOME FUND, INC.
              SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

    CREDIT SUISSE ASSET MANAGEMENT STRATEGIC GLOBAL INCOME FUND, INC. RIGHTS
                                    OFFERING

    As set forth in the Global Income Fund's Prospectus dated September 24, 1999 under "The Offer-Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Global Income Fund common stock subscribed for by exercise of rights pursuant to the primary subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to BankBoston, N.A., the subscription agent, and must be received prior to 5:00 p.m. New York City time on October 22, 1999.* The terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                                BANKBOSTON, N.A.

     BY FIRST CLASS MAIL                  BY HAND              BY OVERNIGHT, CERTIFIED OR
                                                                      EXPRESS MAIL:
          EquiServe                Securities Transfer &                EquiServe
  Corporate Reorganization       Reporting Services, Inc.       Corporate Reorganization
        P.O. Box 9573                  c/o EquiServe               40 Campanelli Drive
    Boston, MA 02205-9573       100 William Street Galleria        Braintree, MA 02184
                                    New York, NY 10038

                            BY FACSIMILE (TELECOPY):
           (781) 575-4826, with the original Subscription Certificate to be sent by one of the three methods above.
               Confirm facsimile by telephone at (781) 575-4816.

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                  ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the primary subscription and the over-subscription privilege to BankBoston and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to BankBoston prior to 5:00 p.m., New York City time, on October 22, 1999.* The Subscription Certificate and full payment must then be delivered by the close of business on October 27, 1999* to BankBoston. Failure to do so will result in a forfeiture of the rights.

                           (CONTINUED ON OTHER SIDE)

-----------------------------
* Unless extended by the Global Income Fund.

                                   GUARANTEE

    The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to BankBoston by the close of business (5:00 p.m., New York City time) on October 27, 1999 (unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full subscription price for shares subscribed for on primary subscription and pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

Number of primary subscription
shares for which you are
guaranteeing delivery
of rights and payment:
---------------------------------------------------

Number of over-subscription
shares for which you are
guaranteeing delivery of payment:
---------------------------------------------------

Number of rights to be delivered:
---------------------------------------------------

Total subscription price payment to
be delivered:
---------------------------------------------------

Method of delivery of rights (circle one)   A. through The Depository Trust
Company ("DTC")*
                                     B. direct to BankBoston

    Please note that if you are guaranteeing for over-subscription shares, and are a DTC participant, you must also execute and forward to BankBoston, a Nominee Holder Over-Subscription Certification.

---------------------------------------------  ---------------------------------------------
Name of Firm                                   Authorized Signature

---------------------------------------------  ---------------------------------------------
Address                                        Title

---------------------------------------------  ---------------------------------------------
Zip Code                                       Name (Please Type or Print)

---------------------------------------------
Name of Registered Holder (If Applicable)

---------------------------------------------  ---------------------------------------------
Telephone Number                               Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, A REPRESENTATIVE OF BANKBOSTON WILL PHONE YOU WITH A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

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